                                                                     EXHIBIT 21

                             WYNN'S INTERNATIONAL, INC.

                             SUBSIDIARIES OF REGISTRANT

                                                            State or other
                                                            Jurisdiction of
Name                                                        Incorporation
----                                                       ---------------
Wynn Oil Company                                           California
     Wynn's Sales Corporation                              California
     Wynn Marketing Company                                California
     Wynn's Australia Pty. Limited                         Australia
     Wynn's Belgium N.V.                                   Belgium
          Wynn's Mekuba India Private Limited              India
          Wynn's Nederland B.V.                            Netherlands
     Wynn's Canada, Ltd.                                   Canada
     Wynn's Deutschland GmbH                               Germany
     Wynn's Espana, S.A.                                   Spain
     Wynn's France, S.A.                                   France
          Wynn's Automotive France                         France
          Wynn's Automotive France Professional            France
               Wynn's Reseau                               France
          Wynn's Industrie                                 France
     Wynn's Friction Proofing Mexico S.A. de C.V.          Mexico
     Wynn Oil (N.Z.) Limited                               New Zealand
     Wynn Oil (South Africa) (Pty.) Limited                South Africa
     Wynn Oil (U.K.) Limited                               England
     Wynn Oil Venezuela, S.A.                              Venezuela
Wynn's Export, Inc.                                        U.S. Virgin Islands
Alkid Corporation                                          California
Robert Skeels & Company                                    California
Wynn's Climate Systems, Inc.                               Texas
     Lone Star Manufacturing Co., Inc.                     Texas
Wynn's (UK) Limited                                        England
Wynn's Fluid Power, Inc.                                   Delaware
     Wynn's-Precision, Inc.                                Delaware
          PRPC, Inc.                                       Tennessee
          Wynn's-Precision Canada Ltd.                     Canada
               Wynn's-Precision (U.K.) Ltd.                England
               PRP Seals, Ltd.                             Canada
     Dynamic Seals, Inc.                                   Delaware

     Except for Wynn Oil Venezuela, S.A. ("Wynn's Venezuela") and Wynn's Mekuba India Private Limited ("Wynn's India"), all of the above-named subsidiaries are 100% owned by Registrant. Wynn's Venezuela and Wynn's India are each 51% owned by Registrant.